Exhibit 10.15

GLAUKOS CORPORATION

NOTICE OF GRANT OF PERFORMANCE-BASED EQUITY AWARD

The Participant has been granted the number of Performance-Based Restricted Stock Units set forth below (the “PBRSUs”) pursuant to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan (the “Plan”), as follows:

Participant:
Date of Grant:
Number of PBRSUs:
Vesting Commencement Date
Vested Shares:

Subject to your continued status as a Service provider through the applicable vesting date, 100% of the Number of PBRSUs shall become vested in accordance with the terms of the Plan, the Award Agreement, this Notice of Grant and the following performance-based vesting schedule:

In order to vest in the PBRSUs, the Company must fully train and certify 75% of Existing Surgeons on the Company’s iStent inject Trabecular Micro-Bypass Stent System prior to the third (3rd) anniversary of the Date of Grant (the “Performance Goal”).  Vesting of the PBRSUs shall be subject to, and shall only occur upon, the Administrator’s certification that the Performance Goal has been successfully achieved.  If the Performance Goal is not successfully achieved prior to the third (3rd) anniversary of the Date of Grant, 100% of the Number of PBRSUs shall be forfeited for no consideration. “Existing Surgeons” shall mean any surgeon who utilized the iStent Trabecular Micro-Bypass Stent System prior to the iStent inject Trabecular Micro-Bypass Stent System launch and who remains an active customer of the Company.

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

Upon any termination of Participant’s Service, except in the event of Participant’s death or Disability, if the vesting conditions described in the Vested Shares section above are not achieved by the date indicated, the unvested PBRSUs will terminate and Participant’s right to the unvested PBRSUs will be forfeited.

By signing below, the Participant agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS.  The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the PBRSUs, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the PBRSUs are governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Unit Agreement, both of which are attached to and made a part of this document.  The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Unit Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the PBRSUs subject to all of their terms and conditions.

GLAUKOS CORPORATION	PARTICIPANT

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS:   Glaukos Corporation 2015 Omnibus Incentive Compensation Plan, as amended to the Date of Grant; Restricted Stock Unit Agreement

GLAUKOS CORPORATION

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Glaukos Corporation has granted to the Participant named in the Notice of Grant of Performance-Based Equity Award (the “Grant Notice”) to which this Performance-Based Restricted Stock Unit Agreement (the “Agreement”) is attached a number of Performance-Based Restricted Stock Units (the “PBRSUs”) pursuant to the terms and conditions set forth in the Grant Notice and this Agreement.  The PBRSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan (the “Plan”), the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Agreement and the Plan, (b) accepts the PBRSUs subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.         DEFINITIONS AND CONSTRUCTION.

1.1       Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2       Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.         ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the PBRSUs shall be determined by the Administrator.  All such determinations by the Administrator shall be final, binding and conclusive upon all persons having an interest in the PBRSUs, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or the PBRSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the PBRSUs.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.         VESTING.

Except as set forth in Section 4 below and subject to the limitations contained herein, the PBRSUs shall vest as provided in the Grant Notice.

4.         TERMINATION OF SERVICE.

4.1       Termination of Service Due to Participant’s Death.  Except as otherwise provided in this Agreement, if Participant’s Service terminates because of Participant’ death, the unvested portion of the PBRSUs will become one hundred percent (100%) vested on the date of Participant’s termination of Service due to death.

4.2       Termination of Service Due to Participant’s Disability.  Except as otherwise provided in this Agreement, if Participant’s Service terminates as a result of Disability, the unvested PBRSUs will become one hundred percent (100%) vested on the date of Participant’s termination of Service due to Disability.

For purposes of this Subsection 4.2, “Disability” will be determined in accordance with the standards and procedures of the then-current long term disability plan maintained by the Company, which is generally a physical condition arising from an illness or injury, which renders an individual incapable of performing work in any occupation, as determined by the Company.

4.3       Other Termination of Service. In the event Participant’s Service terminates for any reason other than death or Disability, vesting shall cease upon the termination of the Participant’s Service.  Any portion of the PBRSUs that have not vested as of Participant’s termination of Service for any reason other than death or Disability shall be forfeited upon termination of Service.

5.         DIVIDENDS.

The Participant shall not receive any payment or other adjustment in the number of PBRSUs for dividends or other distributions that may be made in respect of the shares of Stock to which the PBRSUs relate.

6.         DISTRIBUTION OF SHARES OF STOCK.

The Company will deliver to the Participant a number of shares of Stock equal to the number of vested shares of Stock subject to the PBRSUs on the vesting date or dates provided in the Grant Notice, less any shares of Stock withheld for the payment of taxes as described in Subsection 12.2 of this Agreement; provided, however, that if any shares of Stock subject to the PBRSUs vest on or prior to the execution of the Grant Notice, then such shares, less any shares of Stock withheld for the payment of taxes as described in Subsection 12.2 of this Agreement, shall be delivered as soon as practicable following the date of execution of the Grant Notice.

7.         ADJUSTMENTS; CHANGE IN CONTROL.

The provisions of the Plan applicable to Adjustments and a Change in Control or other corporate transaction, as described in Section 12 of the Plan, shall apply to the PBRSUs.

8.         SECURITIES LAW COMPLIANCE.

The Participant may not be issued any shares of Stock pursuant to the PBRSUs unless the shares of Stock are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The PBRSUs must also comply with other applicable laws and regulations governing the PBRSUs, and the Participant shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

9.         EXECUTION OF DOCUMENTS.

The Participant hereby acknowledges and agrees that the manner selected by the Company to indicate the Participant’s consent to the Grant Notice is also deemed to be execution of the Grant Notice and of this Agreement.  The Participant further agrees that such manner of indicating consent may be relied upon as the Participant’s signature for establishing execution of any documents to be executed in the future in connection with the PBRSUs.  This Agreement shall be deemed to be signed by the Company and the Participant upon the respective signing by the Company and the Participant of the Grant Notice to which it is attached.

10.       PBRSUS NOT A SERVICE CONTRACT.

The PBRSUs are not an employment or service contract, and nothing in the PBRSUs shall be deemed to create in any way whatsoever any obligation on the Participant to continue in the service of the Company or any Subsidiary, or on the part of the Company or any Subsidiary to continue such service.  In addition, nothing in the PBRSUs shall obligate the Company or any Subsidiary, their respective stockholders, boards of directors, officers or Employees to continue any relationship that the Participant might have as an Employee, Director or consultant for the Company or any Subsidiary.

11.       UNSECURED OBLIGATION.

The PBRSUs are unfunded, and as a holder of a vested number of PBRSUs, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to Section 6 of this Agreement.

12.       TAX WITHHOLDING.

12.1     In General.  At the time this Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant or vesting of the PBRSUs or the issuance of Stock in settlement thereof.  The Company shall have no obligation to deliver Stock until the tax obligations of the Company have been satisfied by the Participant.

12.2     Withholding in Securities.  The Company shall require the Participant to satisfy all of the tax obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the PBRSUs a number of shares of Stock having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates.  Any adverse consequences to the Participant resulting from the procedure permitted under this Subsection 12.2, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

12.3     Consultation.  The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of participation in the Plan.  The Participant hereby represents that the Participant has consulted with tax consultants in connection with the Award and that the Participant is not relying on the Company for any tax advice.

12.4     Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the PBRSUs.  Except as provided by the preceding sentence, a certificate for the shares pursuant to the PBRSUs shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

13.       NONTRANSFERABILITY OF THE PBRSUS.

The PBRSUs and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) in any manner otherwise than by will or by the laws of descent or distribution, and shall not be subject to sale under execution, attachment, levy or similar process.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

14.       RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares related to the PBRSUs until the date of issuance of the shares pursuant to the PBRSUs (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or any Subsidiary and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company or any Subsidiary or interfere in any way with any right of the Company or any Subsidiary to terminate the Participant’s Service as a Director, an Employee or consultant, as the case may be, at any time.

15.       MISCELLANEOUS PROVISIONS.

15.1     Termination or Amendment. The Board may terminate or amend the Plan or the PBRSUs at any time.

15.2     Compliance with Section 409A.  The Company intends that income realized by the Participant pursuant to the Plan and this Agreement will not be subject to taxation under

Section 409A of the Code.  The provisions of the Plan and this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code.  The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code.  However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Agreement.  In any event, and except for the responsibilities of the Company set forth in Section 12, neither the Company nor any Subsidiary shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Agreement.

15.3     Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the PBRSUs.

15.4     Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

15.5     Binding Effect.  Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

15.6     Delivery of Documents and Notices.  Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or electronic delivery at the e-mail address, if any, provided for the Participant by the Company or any Subsidiary, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)        Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)        Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Subsection 15.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Subsection 15.6(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Subsection 15.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Subsection 15.6(a).

15.7     Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement with the Participant and the Company or any Subsidiary referring to the PBRSUs, shall constitute the entire understanding and agreement of the Participant and the Company or any Subsidiary with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company or any Subsidiary with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any vesting of the PBRSUs and shall remain in full force and effect.

15.8     Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

15.9     Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.